SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) June 28, 1996

                      GENERAL ELECTRIC CAPITAL CORPORATION

             (Exact name of registrant as specified in its charter)

NEW YORK                             1-6461                           13-1500700
(State or other jurisdiction      (Commission                      (IRS Employer
 of incorporation)                File Number)               Identification No.)

260 LONG RIDGE ROAD, STAMFORD, CT                                          06927
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code                (203) 357-4000



                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)

Item 5. Other Events

General Electric Capital Corporation's common stock is wholly owned by General Electric Capital Services, Inc., all of whose common stock is in turn wholly owned by General Electric Company. During the year ended December 31, 1995, General Electric Capital Corporation and its consolidated affiliates ("GE Capital") completed several business acquisitions, and entered into definitive agreements to consummate other business acquisitions, none of which, on a stand alone basis, were deemed significant for purposes of Regulation S-X. In aggregate, however, GE Capital's completed and probable acquisitions are significant as defined by Regulation S-X. The acquisitions, described below, represent GE Capital's principal completed and probable acquisitions (collectively called the "Acquired Companies" or "Acquisitions") for the year ended December 31, 1995. The Acquisitions involve expansion of GE Capital's existing lines of business. GE Capital operates in four financing industry segments and a specialty insurance industry segment. The segments most affected by the 1995 acquisitions are mid-market financing, consumer services, equipment management and specialty insurance.

GE Capital acquired a majority of the issued and outstanding common shares of a major French financial services company. The company, operating principally in France, its territories and certain other European countries, is a multi-platform finance organization providing auto financing, consumer and commercial loans, and insurance products. This acquisition, although primarily a consumer business, contains a mix of financial products applicable to all of GE Capital's segments.

Mid-market financing acquired the equipment finance and small business finance businesses from a large multinational financial corporation. Separately, mid-market financing acquired the equipment finance business from a large bank based in New Jersey. The equipment finance businesses provide financing for customers to purchase or lease capital assets, whereas the small business finance business is the second largest non-bank lender under the Small Business Administration's Section 7(a) loan program.

Equipment management acquired a fleet management business in the United Kingdom, expanding its market penetration in Europe.

Two other acquisitions were completed jointly by mid-market financing and consumer services as the activities acquired contain a mix of financial products applicable to both segments. The first acquisition resulted in the purchase of GE Capital's joint venture partner's ownership share of a Hong Kong restricted license bank whose business consists of deposit taking and installment finance, including personal loans, leasing, business loans, property financing, residential mortgages and related types of financing. The second acquisition involved the purchase of a family owned business with half of its portfolio invested in retail auto point-of-sale financing and the other half invested in light equipment (e.g., copiers, security systems) and heavy equipment (e.g., factory equipment) financing. This business operates exclusively in France and its territories.

Other acquisitions that relate solely to the consumer services segment include the purchase of a private label credit card business from Australia's largest retail corporation, the purchase of a majority interest in an automobile leasing business in Italy, the purchase of a U.S.-based life insurance company providing long-term care, long-term disability, corporate owned life and other group insurance (primarily accidental death insurance), and the purchase of a U.S.-based life insurance company providing various annuity and life insurance products.

Specialty insurance acquired an entity that is licensed in all 50 states in the U.S., the District of Columbia and all provinces of Canada to provide supplemental life, accident and health, and credit insurance products. These products are primarily marketed to affinity groups (i.e., large associations and major issuers of credit cards), financial institutions and other associations and employee groups.


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


Pro Forma Financial Information
- -------------------------------

The accompanying unaudited pro forma condensed, combined financial information gives effect to the Acquired Companies described above.

The unaudited pro forma condensed, combined statement of operations for the year ended December 31, 1995 combines the historical consolidated statement of operations of GE Capital and all Acquisitions as if the transactions had been effective on January 1, 1995.

The unaudited pro forma condensed, combined financial information has been prepared by GE Capital based upon the principles of purchase accounting assuming an aggregate estimated purchase price of $6.2 billion, including acquisition costs and estimable purchase price adjustments as described in the accompanying notes. Under this method of accounting, which is required by generally accepted accounting principles, assets and liabilities of the Acquired Companies are adjusted to their estimated fair values.

GE Capital continues to obtain detailed information in order to appropriately allocate the cost of its investments to the fair values of the Acquired Companies' assets and liabilities. The allocation of the cost of the investments reflected in the pro forma data has been made based on available information or assumptions management believes to be reasonable. The excess of the purchase price over the estimated fair value of the net assets acquired has been treated as goodwill. Actual adjustments may differ based on the results of further evaluation of the fair values of the assets and liabilities of the Acquired Companies.

Certain amounts relating to the unaudited pro forma condensed, combined financial information of the Acquired Companies have been reclassified to conform to GE Capital's presentation. It is possible that a more detailed evaluation of the Acquired Companies may result in additional reclassifications or adjustments of accounts or result in changes to accounting principles of the Acquired Companies.

For purposes of preparing the accompanying unaudited pro forma condensed, combined financial information, it is assumed that the Acquisitions were initially financed through commercial paper and long-term borrowings. However, the actual structure of the permanent financing for the Acquisitions may vary from that assumed.

The unaudited pro forma condensed, combined financial information does not purport to be indicative of the results of operations of GE Capital that would actually have resulted had the Acquisitions occurred on January 1, 1995 and are not indicative of the results that will be obtained in the future.


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


        GENERAL ELECTRIC CAPITAL CORPORATION AND CONSOLIDATED AFFILIATES

                             AND ACQUIRED COMPANIES

         UNAUDITED PRO FORMA CONDENSED, COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

(In millions)

                                                                      PRO FORMA
                                                   GE       ACQUIRED  ADJUSTMENTS      PRO FORMA
                                                 CAPITAL    COMPANIES  (NOTE 2)        COMBINED
                                                 --------    -------    -----          --------
EARNED INCOME ................................   $ 21,179    $ 2,352    $  10    (A)   $ 23,541
                                                 --------    -------    -----          --------

EXPENSES

Interest .....................................      6,455        252      237    (B)      6,944
Operating and administrative .................      6,243        673       65    (C)      6,981
Insurance losses and policyholder and annuity
benefits .....................................      2,031        976     --               3,007
Provision for losses on financing receivables       1,117         31     --               1,148
Depreciation and amortization of buildings and
equipment and equipment on operating leases ..      2,001         29       (3)   (D)      2,027
                                                 --------    -------    -----          --------
Earnings before income taxes .................      3,332        391     (289)            3,434
Provision for income taxes ...................     (1,071)      (140)     101    (E)     (1,110)
                                                 --------    -------    -----          --------
Net earnings .................................   $  2,261    $   251    $(188)         $  2,324
                                                 ========    =======    =====          ========


See accompanying notes to Unaudited Pro Forma Condensed, Combined Statement of Operations.


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


        GENERAL ELECTRIC CAPITAL CORPORATION AND CONSOLIDATED AFFILIATES

                             AND ACQUIRED COMPANIES

    NOTES TO UNAUDITED PRO FORMA CONDENSED, COMBINED STATEMENT OF OPERATIONS

Note 1: The basis of presentation for the unaudited pro forma condensed, combined statement of operations is contained on page 2 of this Form 8-K and should be read in conjunction with the notes hereto.

Note 2:          Pro forma adjustments and eliminations are as follows:

                                                                                              YEAR ENDED
                                                                                           DECEMBER 31, 1995
                                                                                             (IN MILLIONS)
                                                                                           -----------------
         (A)     Elimination of net losses on sales of securities realized by the
                 Acquired Companies.  Such gains and losses would not have been recognized if the Acquisitions had taken place on January 1, 1995, as such investments would have been recorded at fair value as a result of purchase business combination accounting.  Gains or losses, if any, that would have been realized under GE Capital's ownership
                 are not determinable.                                                         $     12

                 Elimination of investment income of the Acquired Companies as a result of recording investments at fair value assuming
                 the Acquisitions took place on January 1, 1995.                                     (2)
                                                                                               --------
                                                                                               $     10
                                                                                               ========
         (B)     Interest expense on assumed additional borrowings
                 required to finance the Acquired Companies.                                   $    333

                 Less:  Elimination of interest expense associated with the
                 refinancing of the Acquired Companies' debt by GE Capital.                         (96)
                                                                                               --------
                                                                                               $    237
                                                                                               ========
         (C)     Amortization of goodwill from the Acquisitions,
                 assumed to be over 15-20 years.                                               $     51

                 Estimated  costs,  principally  certain  salaries,  bonuses and employee benefits, that the Acquired Companies would not have
                 incurred had the Acquisitions taken place on January 1, 1995.                       (2)

                 Elimination of amortization of deferred acquisition costs which would not have been expensed during 1995 as a result of purchase business combination accounting had the Acquisitions taken
                 place on January 1, 1995.                                                         (128)

                 Assumed net amortization of PVFP.                                                  144
                                                                                               --------

                                                                                               $     65
                                                                                               ========

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


Note 2:  Pro forma adjustments and eliminations (continued):

                                                                                              YEAR ENDED
                                                                                           DECEMBER 31, 1995
                                                                                             (IN MILLIONS)
                                                                                           -----------------


         (D)     Reduction of depreciation  expense resulting from the buildings and equipment of the Acquired  Companies being recorded at fair
                 value under purchase business combination accounting.                         $     (3)
                                                                                               ========

         (E) Provisions for income taxes are based on the statutory rate of 35%. The rate was applied to the pre-tax income effects of pro forma adjustments for the year ended December 31, 1995.


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



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            GENERAL ELECTRIC CAPITAL CORPORATION
                                                          (Registrant)

Date:    June 28, 1996          By:   /s/  J. A. Parke
                                     -------------------------------------------
                                     J. A. Parke, Senior Vice President, Finance
                                            (Principal Financial Officer)

Date:    June 28, 1996          By:   /s/  J. C. Amble
                                     -------------------------------------------
                                     J. C. Amble, Vice President and Controller
                                            (Principal Accounting Officer)




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